EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Annual Report of Cronos Global Income Fund XV (the “Partnership”) on Form 10-K for the fiscal period ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Dennis J. Tietz, the President and Chief Executive Officer of Cronos Capital Corp., the General Partner of the Partnership, and John Kallas, the Chief Financial Officer of Cronos Capital Corp., certify, based on their knowledge, that:
(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Partnership.
March 16, 2007

By	/s/ Dennis J. Tietz

Dennis J. Tietz,
President and Chief Executive Officer of Cronos Capital Corp., General Partner of the Partnership

/s/ John Kallas

John Kallas,
Chief Financial Officer of Cronos Capital Corp,. General Partner of the Partnership
A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

*	This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, shall not be deemed to be “filed” with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of said Act.